 Exhibit 99.1
CorMedix Inc. Reports Fourth Quarter and Full Year 2015
Financial Results
Conference Call Scheduled for Today at 9:00 a.m. ET

2015 Highlights:

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Initiated pivotal Phase 3 “LOCK-IT 100” study of Neutrolin® in hemodialysis patients
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Completed landmark Neutrolin Usage Monitoring Program (NUMP)
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Awarded FDA Fast Track and Qualified Infectious Disease Product (QIDP) designation for Neutrolin for treating hemodialysis patients
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Continued to engage Neutrolin distributors in Europe and Middle East
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Advanced FDA discussions regarding Phase 3 “LOCK-IT 200” study in oncology/TPN patients
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Granted six provisional patents covering various taurolidine-based medical devices; presented encouraging findings at 14th Annual South Beach Symposium

Anticipated Milestones:

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Publish Neutrolin Usage Monitoring Program data in the peer-reviewed American Journal of Kidney Diseases
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Report findings of interim analysis of LOCK-IT 100 study by year-end 2016
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Complete enrollment in LOCK-IT 100 study by year-end 2016
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Finalize trial protocol and commence LOCK-IT 200 study by fall 2016
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Initiate pharmacoeconomic studies within LOCK-IT 100 and LOCK-IT 200 studies
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Pursue opportunities to support development of taurolidine-based medical devices

Bedminster, NJ – March 16, 2016 – CorMedix Inc. (NYSE MKT: CRMD), a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of infectious and inflammatory disease, today provided its corporate update for the fourth quarter and full year ended December 31, 2015. CorMedix CEO Randy Milby will host a conference call on Wednesday, March 16, 2016 at 9 a.m. Eastern time to discuss the Company’s financial results and recent corporate developments.

Randy Milby, CorMedix CEO, said, “We’ve made significant progress throughout 2015, and in particular during the fourth quarter when we launched our first pivotal study to support potential approval of our novel anti-infective solution Neutrolin in the U.S. for hemodialysis patients at risk of catheter-related blood stream infections. As we continue to generate and publish compelling usage and pharmacoeconomic data based on our commercial experience in Europe, including our now completed NUMP program, we believe that Neutrolin can be a significant product if approved in the U.S. We remain focused on executing successfully on our clinical strategy, which includes additional pivotal and post-approval studies aimed at maximizing the market opportunity for Neutrolin in different patient populations such as oncology, intensive/critical care and pediatric patients. We look forward to completing enrollment in the current LOCK-IT 100 study and reporting interim efficacy results during the second half of 2016 and to initiating enrollment in late 2016 of our second pivotal study in oncology patients on total parenteral nutrition.”

Mr. Milby continued, “We are also dedicated to developing the market for Neutrolin ahead of its anticipated U.S. launch, including engaging with physicians and hospital administrators, as well as the Centers for Medicare & Medicaid Services to support future adoption and reimbursement. During 2015, we also instituted a cost reduction program designed to significantly lower taurolidine manufacturing expenditures by up to 65%, improving the margins for Neutrolin and future taurolidine-based products. In parallel, we are looking to expand our taurolidine-based product franchise by pursuing several opportunities in the medical device area, where we have generated initial data and intellectual property covering the use of taurolidine in creating sutures, hydrogels and mesh products with antimicrobial and anti-inflammatory properties. In February 2016, we presented some of our in vitro findings to dermatologists and aesthetic surgeons at the South Beach Symposium, with a warm reception. We are exploring ways to support the development of future taurolidine products through strategic partnership or other sources of funding.”

For the quarter ended December 31, 2015, CorMedix recorded a loss of $(3,866,000) or $(.11) per share vs. $(2,214,000) or $(.10) per share in 2014. In the fourth quarter a sale of $300,000 to a distributor did not meet all the requirements for income recognition and was recorded as deferred revenue and will be recognized in 2016 as product is used. For the 12-months ended December 31, 2015 the Company recorded a loss of $(18,221,000) or $(.58) per share vs. a loss of $(20,536,000 or $(.96) per share in 2014. The improvement in loss per share was primarily due to an increase of over 9,900,000 shares in the number of the Weighted Average Common Shares Outstanding Basic and Diluted (31,344,000 vs. 21,442,000).

Mr. Milby concluded, “We ended 2015 with $35.4 million in cash and short-term investments, which places CorMedix in a strong cash position to continue executing on our current clinical strategy for Neutrolin in the U.S. through the next 12 months.”

Conference Call Information:
Please call five minutes before the conference call is scheduled to begin.
Dial-In (Toll Free)	877-407-9210
International Dial-In	201-689-8049

A replay of the teleconference will be available until 11:59 p.m. on March 23, 2016.

Replay Number:	877-660-6853
Replay International:	201-612-7415
Conference ID:	13632043

About CorMedix Inc.

CorMedix Inc. is an emerging commercial-stage biopharmaceutical company that seeks to in-license, develop and commercialize therapeutic products for the prevention and treatment of infectious and inflammatory diseases. CorMedix's first commercial product in Europe is Neutrolin®, a catheter lock solution for the prevention of catheter related bloodstream infections and maintenance of catheter patency in tunneled, cuffed, central venous catheters used for vascular access in hemodialysis patients, in addition to oncology patients, critical care patients, and patients receiving total parenteral nutrition, IV hydration, and/or IV medications. CorMedix initiated a Phase III clinical study in hemodialysis patients in the United States in December 2015.  The FDA has granted Fast Track status to Neutrolin Catheter Lock Solution and also had designated Neutrolin as a Qualified Infectious Disease Product for oncology, hemodialysis, and critical care/intensive care patients, where catheter-related blood stream infections and clotting can be life-threatening.  The initial and planned indications aim to address significant needs in catheter-based treatments in the U.S. and the rest of the world.
For Investors & Media:

CorMedix
Maureen McEnroe, CFA: maureen@machealthcare.com; (914) 588-1873

Tiberend Strategic Advisors, Inc.
Joshua Drumm, Ph.D.: jdrumm@tiberend.com; (212) 375-2664
Janine McCargo: jmccargo@tiberend.com; (646) 604-5150

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or CorMedix's prospects, future financial position, financing plans, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including: the cost, timing and results of the planned Phase 3 trials for Neutrolin® in the U.S.; obtaining regulatory approvals to conduct clinical trials and to commercialize CorMedix's product candidates, including marketing of Neutrolin in countries other than Europe; the risks associated with the launch of Neutrolin in new  markets; CorMedix's ability to enter into, execute upon and maintain collaborations with third parties for its development and marketing programs; the risks and uncertainties associated with CorMedix's ability to manage its limited cash resources; the outcome of clinical trials of CorMedix's product candidates and whether they demonstrate these candidates' safety and effectiveness; CorMedix's dependence on its collaborations and its license relationships; CorMedix’s ability to identify and enter into strategic transactions; CorMedix's ability to maintain its listing on the NYSE MKT; achieving milestones under CorMedix's collaborations; obtaining additional financing to support CorMedix's research and development and clinical activities and operations; CorMedix's dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers, sales and marketing organizations, and consultants; and protecting the intellectual property developed by or licensed to CorMedix. These and other risks are described in greater detail in CorMedix's filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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